Exhibit 99.1

Hain Celestial Reports Fiscal First Quarter 2027 Financial Results

Final required regulatory approvals received for the sale of the Company’s International business

HOBOKEN, N.J., November 9, 2026 — The Hain Celestial Group, Inc. (Nasdaq: HAIN) ("Hain" or the "Company"), a leading global health and wellness company whose purpose is to inspire healthier living through better-for-you brands, today reported financial results for its fiscal first quarter ended September 30, 2026.

"During the first quarter, we made progress on our strategic actions to realign our cost structure, drive productivity, and improve our commercial and innovation capabilities. We saw our gross margin improve meaningfully year over year, reflecting progress on both our commercial and portfolio actions. We remain focused on simplifying our operating model and creating a stronger go-forward Hain,” said Alison Lewis, President and CEO.

The Company also announced that, in early November 2026, the final required regulatory approvals were received for the sale of its International business to global private equity firm AURELIUS, satisfying the regulatory approval condition to closing. The separate condition that the Company enter into an amendment to its credit agreement with its lenders by October 12, 2026, was not satisfied. The Company remains in discussions with AURELIUS and continues to pursue a path forward to complete the transaction.

Lewis continued, “Receiving the final required regulatory approvals is an important step toward completing the sale of our International business. We remain in discussions with our lenders regarding our capital structure and with AURELIUS regarding a path forward for the transaction. If completed, the International sale would allow us to reduce debt and create a more focused North America business with strong brands in attractive categories. We will provide updates as material developments occur.”

FINANCIAL HIGHLIGHTS*

Summary of Fiscal First Quarter Results Compared to the Prior Year Period

•
Net sales were $260 million, down 29% year-over-year.
o
The decrease in net sales includes an impact of 22% related to divestitures, discontinued brands and exited product categories.
o
Organic net sales decreased by 7% compared to the prior year period.
▪
The decrease in organic net sales was comprised of a 7-point decrease in volume/mix, partially offset by a 1-point increase in pricing.
•
Gross profit margin was 21.8%, a 330-basis point increase from the prior year period.
o
Adjusted gross profit margin was 22.8%, a 320-basis point increase from the prior year period.
•
Net loss was $11 million compared to a net loss of $21 million in the prior year period.
o
Adjusted net loss was $7 million, compared to an adjusted net loss of $7 million in the prior year period.
•
Adjusted EBITDA was $18 million compared to $20 million in the prior year period.

________________________________

*This press release includes certain non-GAAP financial measures, which are intended to supplement, not substitute for, comparable GAAP financial measures. Reconciliations of non-GAAP financial measures to GAAP financial measures and other non-GAAP financial calculations are provided in the tables included in this press release.

•
Loss per diluted share was $0.12 compared to a loss per diluted share of $0.23 in the prior year period.
o
Adjusted loss per diluted share was $0.07 compared to adjusted loss per diluted share of $0.08 in the prior year period.

Cash Flow and Balance Sheet Highlights

•
Net cash used in operating activities in the fiscal first quarter was $19 million compared to net cash used in operating activities of $8 million in the prior year period.
•
Free cash flow was negative $23 million in the fiscal first quarter compared to free cash flow of negative $14 million in the prior year period.
•
Total debt at the end of the fiscal first quarter was $586 million, up from $558 million at the beginning of the fiscal year.
•
Net debt at the end of the fiscal first quarter was $523 million compared to $500 million at the beginning of the fiscal year.
•
The company ended the fiscal first quarter with a net secured leverage ratio of 5.3x as calculated under our credit agreement.

SEGMENT HIGHLIGHTS

The company operates under two reportable segments: North America and International.

	Net Sales
	Q1 FY27
	$ Millions	Reported Growth Y/Y	M&A/Exit Impact[1]	FX Impact	Organic Growth Y/Y
North America	111	-46%	-40%	0%	-6%
International	149	-9%	-1%	-1%	-7%

Total	260	-29%	-22%	0%	-7%
* May not add due to rounding

[1] Reflects the impact within reported net sales growth of the following items that are excluded from organic net sales growth: net sales from divested brands (Garden Veggie Snacks™, Terra® chips and Garden of Eatin'® snacks brands), discontinued brands, and exited product categories.

North America

Fiscal first quarter organic net sales decreased by 6% year-over-year, primarily driven by lower sales in baby & kids, beverages and meal prep.

Segment gross profit was $34 million in the fiscal first quarter, a decrease of 19% from the prior year period. Adjusted gross profit was $37 million in the fiscal first quarter, a decrease of 20% from the prior year period. Gross margin was 31.1%, a 1,030-basis point increase from the prior year period, and adjusted gross margin was 33.5%, a 1,080-basis point increase from the prior year period. Improvement in both gross margin and adjusted gross margin was primarily driven by the North American Snacks transaction, partially offset by lower volume/mix.

Adjusted EBITDA in the fiscal first quarter was $17 million, flat compared to $17 million in the prior year period. Adjusted EBITDA margin was 15.6% of net sales compared to 8.3% of net sales in the prior year period, primarily driven by SG&A reduction, productivity savings and pricing, partially offset by lower volume/mix.

International

Fiscal first quarter organic net sales decreased by 7% year-over-year, primarily driven by lower sales in meal prep, partially offset by growth in baby & kids and beverages.

Segment gross profit and adjusted gross profit in the fiscal first quarter were each $22 million, representing 14% decreases from the prior year period. Gross margin and adjusted gross margin were each 14.9%, representing 80-basis point decreases from the prior year period. The decreases in margin were primarily driven by cost inflation and lower volume/mix, partially offset by productivity savings.

Adjusted EBITDA in the fiscal first quarter was $9 million, compared to $13 million in the prior year period, a decrease of 29%. The decrease was primarily driven by a decrease in gross profit associated with lower volume/mix and cost inflation, partially offset by productivity savings. Adjusted EBITDA margin was 6.0% compared to 7.7% in the prior year period.

CATEGORY HIGHLIGHTS

	Net Sales
	Q1 FY27
	$ Millions	Reported Growth Y/Y	M&A/Exit Impact[1]	FX Impact	Organic Growth Y/Y
Baby & Kids	53	-6%	-5%	0%	-1%
Beverages	58	-2%	0%	-1%	-1%
Meal Prep	134	-16%	-6%	0%	-10%
Snacks	7	-92%	-75%	0%	-16%
Personal Care	9	-32%	n/a	n/a	n/a

Total	260	-29%	-22%	0%	-7%
* May not add due to rounding

[1] Reflects the impact within reported net sales growth of the following items that are excluded from organic net sales growth: net sales from divested brands (Garden Veggie Snacks™, Terra® chips and Garden of Eatin'® snacks brands), discontinued brands, and exited product categories.

Baby & Kids

The fiscal first quarter organic net sales decline of 1% year-over-year was driven primarily by purees in North America, partially offset by growth in snacks in North America.

Beverages

The fiscal first quarter organic net sales decline of 1% year-over-year was driven by tea in North America and International, partially offset by private label non-dairy beverage in International.

Meal Prep

Fiscal first quarter organic net sales decreased by 10% year-over-year driven primarily by spreads & drizzles and soup in International, partially offset by growth in yogurt in North America.

Snacks

Following the disposition of the North American snacks business, the snacks category is comprised of jellies in the International segment. Organic net sales declined 16% year-over-year in the fiscal first quarter.

Conference Call and Webcast Information

Hain Celestial will host a conference call and webcast today at 8:00 AM EST to discuss its results and business outlook. The live webcast and accompanying presentation are available under the Investors section of the company’s corporate website at www.hain.com. Investors and analysts can access the live call by dialing 833-461-5787 or 585-542-9983. The conference ID is 621428581. A webcast replay of the call will be available shortly after the conclusion of the live call and archived for one year.

About The Hain Celestial Group, Inc.

Hain Celestial is a leading global health and wellness company whose purpose is to inspire healthier living for people, communities and the planet through better-for-you brands. For more than 30 years, Hain Celestial has intentionally focused on delivering nutrition and well-being that positively impacts today and tomorrow. Headquartered in Hoboken, N.J., Hain Celestial’s products across beverages, yogurt, baby/kids and meal preparation are marketed and sold around the world. Our leading brands include Celestial Seasonings® teas, The Greek Gods® yogurt, Earth’s Best® Organic and Ella’s Kitchen® baby and kids foods, Joya® and Natumi® plant-based beverages, Hartley’s® jelly, as well as Cully & Sully®, Yorkshire Provender®, New Covent Garden® soups, among others. For more information, visit www.hain.com and LinkedIn.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks, uncertainties and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, our results may differ materially from those expressed or implied by such forward-looking statements. The words “believe,” “expect,” “anticipate,” “may,” “should,” “plan,” “intend,” “potential,” “will” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements include, among other things, our beliefs or expectations relating to our future performance, results of operations and financial condition; and our strategic initiatives and business strategy, including the pending sale of our International business, our ability to amend our credit agreement and our resulting plans in the event the sale is completed.

Risks and uncertainties that may cause actual results to differ materially from forward-looking statements include: compliance with our credit agreement and our ability to refinance and/or extend the maturity of our existing debt; our ability to execute our business strategy; our ability to complete the pending sale of our International business and manage the challenges and uncertainty facing our remaining business following the sale; challenges and uncertainty resulting from the impact of competition; changes to consumer preferences; our ability to manage our supply chain effectively; input cost inflation, including as a result of tariffs; reliance on independent contract manufacturers; disruption of operations at our manufacturing facilities; customer concentration; reliance on independent distributors; risks associated with operating internationally; risks associated with outsourcing arrangements; risks associated with geopolitical conflicts or events; our reliance on independent certification for a number of our products; our ability to attract and retain highly skilled people; risks related to tax matters; foreign currency exchange risk; general economic conditions; impairments in the carrying value of goodwill or other intangible assets; the reputation of our company and our brands; our ability to use and protect trademarks; cybersecurity incidents; disruptions to information technology systems; pending and future litigation, including litigation relating to Earth’s Best® baby food products; potential liability if our products cause illness or physical harm; the highly regulated environment in which we operate; compliance with data privacy laws; the adequacy of our insurance coverage; climate impacts; liabilities, claims or regulatory change with respect to environmental matters; the potential cessation of our common stock’s listing on The Nasdaq Stock Market LLC; and other risks and matters described in our most recent Annual Report on Form 10-K and our other filings from time to time with the U.S. Securities and Exchange Commission.

We undertake no obligation to update forward-looking statements to reflect actual results or changes in assumptions or circumstances, except as required by applicable law.

Non-GAAP Financial Measures

This press release and the accompanying tables include non-GAAP financial measures, including, among others, organic net sales; adjusted gross profit and its related margin; adjusted operating income and its related margin; adjusted net loss and its related margin; diluted net loss per common share, as adjusted; adjusted EBITDA and its related margin; free cash flow; and net debt. The reconciliations of historic non-GAAP financial measures to the comparable GAAP financial measures are provided in the tables below. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures. In addition, these non-GAAP measures may not be the same as similar measures provided by other companies due to potential differences in methods of calculation and items being excluded. They should be read only in connection with the company’s consolidated financial statements presented in accordance with GAAP.

We define our non-GAAP financial measures as follows:

•
Organic net sales: net sales excluding the impact of acquisitions, divestitures, discontinued brands, exited product categories and foreign exchange. To adjust organic net sales for the impact of acquisitions, the net sales of an acquired business are excluded from fiscal quarters constituting or falling within the current period and prior period where the applicable fiscal quarter in the prior period did not include the acquired business for the entire quarter. To adjust organic net sales for the impact of divestitures, discontinued brands and exited product categories, the net sales of a divested business, discontinued brand or exited product category are excluded from all periods. To adjust organic net sales for the impact of foreign exchange, current period net sales for entities reporting in currencies other than the U.S. dollar are translated into U.S. dollars at the average monthly exchange rates in effect during the corresponding period of the prior fiscal year, rather than at the actual average monthly exchange rate in effect during the current period of the current fiscal year.

•
Adjusted gross profit and its related margin: gross profit, before plant closure related costs, net.

•
Adjusted operating income and its related margin: operating loss before costs associated with acquisitions, divestitures and other transactions, productivity and transformation costs, certain litigation expenses, net, plant closure related costs, net.

•
Adjusted net loss and its related margin and diluted net loss per common share, as adjusted: net loss, adjusted to exclude costs associated with acquisitions, divestitures and other transactions, productivity and transformation costs, certain litigation expenses, net, plant closure related costs, net, gain on sale of assets, gain on remeasurement of assets reclassified to held and used, unrealized currency (gains) losses, and the related tax effects of such adjustments.

•
Adjusted EBITDA and its related margin: net loss before depreciation and amortization, equity in net loss of equity-method investees, net interest expense, income taxes, stock-based compensation, net, unrealized currency (gains) losses, certain litigation expenses, net, productivity and transformation costs, plant closure related costs, net, costs associated with acquisitions, divestitures and other transactions, gain on sale of assets, and gain on remeasurement of assets reclassified to held and used.

•
Free cash flow: net cash used in operating activities less purchases of property, plant and equipment.

•
Net debt: total debt less cash and cash equivalents.

We believe that the non-GAAP financial measures presented provide useful additional information to investors about current trends in the company’s operations and are useful for period-over-period comparisons of operations. We provide:

•
Organic net sales to demonstrate the growth rate of net sales excluding the impact of acquisitions, divestitures, discontinued brands, and exited product categories and foreign exchange, and believe organic net sales is useful to investors because it enables them to better understand the growth of our business from period to period.

•
Adjusted results as important supplemental measures of our performance and believe they are frequently used by securities analysts, investors and other interested parties in the evaluation of our Company and companies in our industry.

•
Free cash flow as one factor in evaluating the amount of cash available for discretionary investments.

•
Net debt as a useful measure to monitor leverage and evaluate the balance sheet.

We discuss the Company’s net secured leverage ratio as calculated under our credit agreement as a measure of our financial condition, liquidity and compliance with our credit agreement. For a description of the material terms of our credit agreement and risks of non-compliance with our credit agreement, see “Liquidity and Capital Resources” under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q filed with the U.S. Securities and Exchange Commission.

Investor Relations Contact:
Investor.Relations@hain.com

Media Contact:

Justin Godley

Justin.Godley@hain.com

THE HAIN CELESTIAL GROUP, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(unaudited and in thousands, except per share amounts)

	First Quarter
	2027	2026

Net sales	$260,274	$367,883
Cost of sales	203,614	299,805
Gross profit	56,660	68,078
Selling, general and administrative expenses	61,873	65,512
Amortization of acquired intangible assets	5,097	1,212
Productivity and transformation costs	4,666	8,219
Operating loss	(14,976)	(6,865)
Interest and other financing expense, net	12,302	15,499
Other income, net	(16,876)	(656)
Loss before income taxes and equity in net loss of equity-method investees	(10,402)	(21,708)
Provision (benefit) for income taxes	877	(1,256)
Equity in net loss of equity-method investees	24	173
Net loss	$(11,303)	$(20,625)

Net loss per common share:
Basic	$(0.12)	$(0.23)
Diluted	$(0.12)	$(0.23)

Shares used in the calculation of net loss per common share:
Basic	91,002	90,309
Diluted	91,002	90,309

THE HAIN CELESTIAL GROUP, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(unaudited and in thousands)

	September 30, 2026	June 30, 2026
ASSETS
Current assets:
Cash and cash equivalents	$63,015	$58,078
Accounts receivable, net	127,056	121,022
Inventories	166,736	149,275
Prepaid expenses and other current assets	84,024	82,017
Assets held for sale	2,546	5,882
Total current assets	443,377	416,274
Property, plant and equipment, net	180,474	184,665
Goodwill	246,098	246,079
Trademarks and other intangible assets, net	168,487	173,520
Operating lease right-of-use assets, net	47,739	49,057
Other assets	21,152	20,788
Total assets	$1,107,327	$1,090,383
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$127,791	$125,497
Accrued expenses and other current liabilities	145,263	143,560
Current portion of long-term debt	585,934	557,552
Liabilities related to assets held for sale	-	4,153
Total current liabilities	858,988	830,762
Long-term debt, less current portion	271	292
Deferred income taxes	33,932	32,930
Operating lease liabilities, noncurrent portion	42,901	44,409
Other noncurrent liabilities	27,643	27,195
Total liabilities	963,735	935,588
Stockholders' equity:
Common stock	1,135	1,135
Additional paid-in capital	1,244,736	1,243,863
Retained deficit	(269,548)	(258,245)
Accumulated other comprehensive loss	(102,236)	(101,463)
	874,087	885,290
Less: Treasury stock	(730,495)	(730,495)
Total stockholders' equity	143,592	154,795
Total liabilities and stockholders' equity	$1,107,327	$1,090,383

THE HAIN CELESTIAL GROUP, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(unaudited and in thousands)

	First Quarter
	2027	2026
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(11,303)	$(20,625)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	13,296	15,411
Deferred income taxes	622	160
Equity in net loss of equity-method investees	24	173
Stock-based compensation, net	873	2,003
Gain on sale of assets	-	(886)
Gain on remeasurement of assets reclassified to held and used	(14,769)	-
Other non-cash items, net	313	232
(Decrease) increase in cash attributable to changes in operating assets and liabilities:
Accounts receivable	(6,545)	(15,707)
Inventories	(5,268)	16,210
Other current assets	(2,430)	(4,103)
Other assets and liabilities	2,406	(2,858)
Accounts payable and accrued expenses	3,864	1,510
Net cash used in operating activities	(18,917)	(8,480)
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property, plant and equipment	(3,918)	(5,227)
Proceeds from sale of assets, net	-	13
Net cash used in investing activities	(3,918)	(5,214)
CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings under bank revolving credit facility	55,000	68,000
Repayments under bank revolving credit facility	(25,000)	(54,500)
Repayments under term loan	(1,875)	(1,875)
Payments of other debt, net	(13)	(2,511)
Employee shares withheld for taxes	-	(70)
Net cash provided by financing activities	28,112	9,044
Effect of exchange rate changes on cash	(340)	(1,819)
Net increase (decrease) in cash and cash equivalents	4,937	(6,469)
Cash and cash equivalents at beginning of period	58,078	54,355
Cash and cash equivalents at end of period	$63,015	$47,886

THE HAIN CELESTIAL GROUP, INC. AND SUBSIDIARIES
Net Sales, Gross Profit and Adjusted EBITDA by Segment
(unaudited and in thousands)

	North America	International	Corporate/Other	Hain Consolidated
Net Sales
Net sales - Q1 FY27	$110,815	$149,459	$-	$260,274
Net sales - Q1 FY26	$203,920	$163,963	$-	$367,883
% change - FY27 net sales vs. FY26 net sales	(45.7)%	(8.8)%		(29.3)%

Gross Profit
Q1 FY27
Gross profit	$34,459	$22,201	$-	$56,660
Non-GAAP adjustments(1)	2,626	-	-	2,626
Adjusted gross profit	$37,085	$22,201	$-	$59,286
% change - FY27 gross profit vs. FY26 gross profit	(18.8)%	(13.5)%		(16.8)%
% change - FY27 adjusted gross profit vs. FY26 adjusted gross profit	(19.7)%	(13.5)%		(17.5)%
Gross margin	31.1%	14.9%		21.8%
Adjusted gross margin	33.5%	14.9%		22.8%

Q1 FY26
Gross profit	$42,414	$25,664	$-	$68,078
Non-GAAP adjustments(1)	3,789	-	-	3,789
Adjusted gross profit	$46,203	$25,664	$-	$71,867
Gross margin	20.8%	15.7%		18.5%
Adjusted gross margin	22.7%	15.7%		19.5%

Adjusted EBITDA
Q1 FY27
Adjusted EBITDA	$17,314	$8,959	$(8,691)	$17,582
% change - FY27 Adjusted EBITDA vs. FY26 Adjusted EBITDA	1.8%	(28.6)%	11.6%	(10.9)%
Adjusted EBITDA margin	15.6%	6.0%		6.8%

Q1 FY26
Adjusted EBITDA	$17,009	$12,555	$(9,832)	$19,732
Adjusted EBITDA margin	8.3%	7.7%		5.4%

(1)See accompanying table "Adjusted Gross Profit, Adjusted Operating Income, Adjusted Net Loss and Adjusted Net Loss per Diluted Share"

THE HAIN CELESTIAL GROUP, INC. AND SUBSIDIARIES
Adjusted Gross Profit and Adjusted Operating Income
(unaudited and in thousands)

Reconciliation of Gross Profit, GAAP to Gross Profit, as Adjusted:
	First Quarter
	2027	2026
Gross profit, GAAP	$56,660	$68,078
Adjustments to Cost of sales:
Plant closure related costs, net	2,626	3,789
Gross profit, as adjusted	$59,286	$71,867

Reconciliation of Operating Loss, GAAP to Operating Income, as Adjusted:
	First Quarter
	2027	2026
Operating loss, GAAP	$(14,976)	$(6,865)
Adjustments to Cost of sales:
Plant closure related costs, net	2,626	3,789

Adjustments to Operating expenses(a):
Transaction and integration costs, net	8,419	2,173
Productivity and transformation costs	4,666	8,219
Certain litigation expenses, net(b)	2,014	827
Plant closure related costs, net	270	47
Operating income, as adjusted	$3,019	$8,190

(a) Operating expenses include selling, general and administrative expenses, amortization of acquired intangible assets and productivity and transformation costs.
(b) Expenses and items relating to securities class action, baby food litigation and SEC investigation.

THE HAIN CELESTIAL GROUP, INC. AND SUBSIDIARIES
Adjusted Net Loss and Adjusted Net Loss per Diluted Share
(unaudited and in thousands, except per share amounts)

Reconciliation of Net Loss, GAAP to Net Loss, as Adjusted:
	First Quarter
	2027	2026
Net loss, GAAP	$(11,303)	$(20,625)
Adjustments to Cost of sales:
Plant closure related costs, net	2,626	3,789

Adjustments to Operating expenses(a):
Transaction and integration costs, net	8,419	2,173
Productivity and transformation costs	4,666	8,219
Certain litigation expenses, net(b)	2,014	827
Plant closure related costs, net	270	47

Adjustments to Interest and other income, net(c):
Gain on sale of assets	-	(886)
Gain on remeasurement of assets reclassified to held and used	(14,769)	-
Unrealized currency (gains) losses	(267)	265

Adjustments to Provision (benefit) for income taxes:
Net tax impact of non-GAAP adjustments	1,716	(1,051)
Net loss, as adjusted	$(6,628)	$(7,242)
Net loss margin	(4.3)%	(5.6)%
Adjusted net loss margin	(2.5)%	(2.0)%

Diluted shares used in the calculation of net loss per common share:	91,002	90,309
Diluted shares used in the calculation of adjusted net loss per common share:	91,002	90,309

Diluted net loss per common share, GAAP	$(0.12)	$(0.23)
Diluted net loss per common share, as adjusted	$(0.07)	$(0.08)

(a) Operating expenses include selling, general and administrative expenses, amortization of acquired intangible assets and productivity and transformation costs.
(b) Expenses and items relating to securities class action, baby food litigation and SEC investigation.

(c) Interest and other income, net includes interest and other financing expenses, net, gain on sale of assets, gain on remeasurement of assets reclassified to held and used, unrealized currency (gains) losses, and other income, net.

THE HAIN CELESTIAL GROUP, INC. AND SUBSIDIARIES
Organic Net Sales Growth by Segment
(unaudited and in thousands)

Q1 FY27	North America	International	Hain Consolidated
Net sales	$110,815	$149,459	$260,274
Less: Impact of divestitures, discontinued brands and exited product categories	13,832	511	14,343
Less: Impact of foreign currency exchange	(66)	(999)	(1,065)
Organic net sales	$97,049	$149,947	$246,996

Q1 FY26
Net sales	$203,920	$163,963	$367,883
Less: Impact of divestitures, discontinued brands and exited product categories	101,026	2,103	103,129
Organic net sales	$102,894	$161,860	$264,754

Net sales decline	(45.7)%	(8.8)%	(29.3)%
Less: Impact of divestitures, discontinued brands and exited product categories	(40.0)%	(0.8)%	(22.3)%
Less: Impact of foreign currency exchange	(0.0)%	(0.6)%	(0.3)%
Organic net sales decline	(5.7)%	(7.4)%	(6.7)%

THE HAIN CELESTIAL GROUP, INC. AND SUBSIDIARIES
Organic Net Sales Growth by Category
(unaudited and in thousands)

Q1 FY27	Baby & Kids	Beverages	Meal Prep	Snacks	Personal Care	Hain Consolidated
Net sales	$52,552	$58,147	$134,139	$6,702	$8,734	$260,274
Less: Impact of divestitures, discontinued brands and exited product categories	4,561	-	745	303	8,734	14,343
Less: Impact of foreign currency exchange	(115)	(541)	(387)	(22)	-	(1,065)
Organic net sales	$48,106	$58,688	$133,781	$6,421	$-	$246,996

Q1 FY26
Net sales	$55,792	$59,574	$159,622	$80,015	$12,880	$367,883
Less: Impact of divestitures, discontinued brands and exited product categories	7,398	23	10,484	72,344	12,880	103,129
Organic net sales	$48,394	$59,551	$149,138	$7,671	$-	$264,754

Net sales decline	(5.8)%	(2.4)%	(16.0)%	(91.6)%	(32.2)%	(29.3)%
Less: Impact of divestitures, discontinued brands and exited product categories	(5.0)%	(0.1)%	(5.5)%	(75.3)%	n/a	(22.3)%
Less: Impact of foreign currency exchange	(0.2)%	(0.9)%	(0.2)%	(0.0)%	n/a	(0.3)%
Organic net sales decline	(0.6)%	(1.4)%	(10.3)%	(16.3)%	n/a	(6.7)%

THE HAIN CELESTIAL GROUP, INC. AND SUBSIDIARIES
Adjusted EBITDA
(unaudited and in thousands)

	First Quarter
	2027	2026

Net loss	$(11,303)	$(20,625)

Depreciation and amortization	13,296	15,411
Equity in net loss of equity-method investees	24	173
Interest expense, net	10,856	13,142
Provision (benefit) for income taxes	877	(1,256)
Stock-based compensation, net	873	2,003
Unrealized currency (gains) losses	(267)	265
Certain litigation expenses, net(a)	2,014	827
Restructuring activities
Productivity and transformation costs	4,666	8,219
Plant closure related costs, net	2,896	286
Acquisitions, divestitures and other
Transaction and integration costs, net	8,419	2,173
Gain on sale of assets	-	(886)
Gain on remeasurement of assets reclassified to held and used	(14,769)	-
Adjusted EBITDA	$17,582	$19,732

(a) Expenses and items relating to securities class action, baby food litigation and SEC investigation.

THE HAIN CELESTIAL GROUP, INC. AND SUBSIDIARIES
Free Cash Flow
(unaudited and in thousands)

	First Quarter
	2027	2026

Net cash used in operating activities	$(18,917)	$(8,480)
Purchases of property, plant and equipment	(3,918)	(5,227)
Free cash flow	$(22,835)	$(13,707)

THE HAIN CELESTIAL GROUP, INC. AND SUBSIDIARIES
Net Debt
(unaudited and in thousands)

	September 30, 2026	June 30, 2026
Debt
Current portion of long-term debt	$585,934	$557,552
Long-term debt, less current portion	271	292
Total debt	586,205	557,844
Less: Cash and cash equivalents	63,015	58,078
Net debt	$523,190	$499,766